Exhibit 23


     We consent to the incorporation by reference in Registration Statement No. 33-55832 on Form S-8 dated December 16, 1992, of our report dated February 11, 2000, on the consolidated financial statements and schedules included in the Annual Report on Form 10-K of GREAT SOUTHERN BANCORP, INC. for the year ended December 31, 1999.


                                   /s/ Baird, Kurtz & Dobson




March 29, 2000
Springfield, Missouri


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